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                                                                   EXHIBIT 10(i)


                        STRICTLY PRIVATE & CONFIDENTIAL


                                                                  August 6, 1996




                                 SUPPORT LETTER




TO: EACH OF THE SHAREHOLDERS OF GRANGES INC. AND DA CAPO RESOURCES LTD. SHOWN IN SCHEDULE A (collectively, the "Shareholders")




                 Granges Inc. ("Granges") and Da Capo Resources Ltd. ("Da Capo") propose to enter into an agreement (the "Definitive Agreement") providing for the amalgamation (the "Amalgamation") of Granges and Da Capo to become effective under the provisions of the British Columbia Company Act (the "Act").

                 Under the Amalgamation, each issued and outstanding common share of Granges will be exchanged for one common share in the capital of the amalgamated company ("Amalco") and each issued and outstanding common share of Da Capo will be exchanged for two common shares in the capital of Amalco.

                 This letter is intended to set out the terms and conditions of the agreement of the shareholders (the "Shareholders") of Granges and Da Capo identified in Schedule "A" hereto on a several basis: (i) to support the Amalgamation, including any Alternative Transaction (as defined in section 1.3); (ii) to vote their common shares (the "Shares") in Granges or Da Capo as set out opposite each Shareholder's name in Schedule "A" in favour of the Amalgamation and any Alternative Transaction; and (iii) to abide by the restrictions and covenants set forth herein.





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1.               SHAREHOLDER COMMITMENTS TO THE AMALGAMATION

1.1 Commitment, Non-Solicitation. Each Shareholder severally covenants that until the date upon which the certificate is issued under the Act giving effect to the Amalgamation (the "Effective Date"):

         (a) except to the extent permitted hereunder, the Shareholder will not take any steps, directly or indirectly, which may in any way adversely affect, and will use his, her or its reasonable endeavours, as the case may be, to complete successfully, the transactions contemplated hereby and to be contemplated in the Definitive Agreement; provided, however, that nothing herein contained shall restrict or limit any Shareholder from carrying out his or her duties as an officer, employee or director of Granges or Da Capo or their respective subsidiaries in the ordinary course of business;

         (b) the Shareholder will not solicit, initiate or encourage submissions, proposals or offers from any other person, entity or group relating to, or facilitate or encourage any effort or attempt with respect to, the acquisition or disposition of all or any substantial part of the issued or unissued shares of Granges or Da Capo or their respective subsidiaries, or any arrangement, amalgamation, merger, sale of all or any substantial part of their respective assets, take-over bid, reorganization recapitalization, liquidation or winding-up of, or other business combination or similar transaction involving Granges or Da Capo or any of their respective subsidiaries and any other party (each an "Extraordinary Business Combination"). The Shareholder will not participate in any discussions or negotiations regarding, or (except as required by law) furnish to any other person, entity or group, any information with respect to, or otherwise cooperate in any way with, or assist or participate in, any Extraordinary Business Combination. If the Shareholder receives any such inquiry, submission, proposal or offer, the





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                 Shareholder will promptly notify Granges and Da Capo in
                 writing of all relevant details relating thereto; and

         (c) the Shareholders will use all reasonable efforts to assist Granges and Da Capo to complete the Amalgamation or an Alternative Transaction as the case may be.

1.2 Voting. Each Shareholder severally covenants that he, she or it will vote his, her or its Shares in favour of the Amalgamation at each meeting or adjournment or adjournments thereof (the "Meeting") of holders of shares of Granges or Da Capo, as the case may be, to be held to consider the Amalgamation.

1.3 Change In Nature of Transaction. Each Shareholder agrees that if Granges and Da Capo mutually agree that it is necessary or desirable to proceed with another form of transaction (an "Alternative Transaction") whereby either Granges or Da Capo or any of their respective affiliates is effectively to acquire 100% of the Common Shares of the other and merge such entities on economic terms (including tax treatment) which, in relation to the Shareholders, are substantially equivalent to or better than those contemplated by the Agreement, and provided that the consideration paid to shareholders of either continues to be satisfied in common shares of the other, such Shareholder will support the completion of such Alternative Transaction in the same manner as the Amalgamation.

1.4 Meeting of Shareholders. If the Alternative Transaction involves a meeting or meetings of holders of shares of Da Capo, each Shareholder who holds shares of Da Capo agrees to vote in favour of any matters necessary or ancillary to the completion of the transactions contemplated by the Alternative Transaction.

1.5 Change of References. In the event of any proposed Alternative Transaction, the references in this agreement to "Amalgamation" shall be changed to "Alternative Transaction" and all terms covenants, representations and warranties of this





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agreement shall be and shall be deemed to have been made in the context of the
Alternative Transaction. All references to the "Effective Date" herein shall also refer to the date of closing of the transactions contemplated by the Alternative Transaction.

1.6 No Dissent. Each Shareholder covenants that he, she or it will not exercise any rights of dissent provided under sections 231 and 273 of the Act with respect to the Amalgamation or any Alternative Transaction.

2.               GENERAL

2.1 Personal Warranties. By executing this Agreement, each Shareholder severally represents and warrants to Granges that such Shareholder has the sole right to vote his, her or its Shares at the Meeting. To such Shareholder's knowledge, Da Capo has not failed to disclose any material adverse information in regard to the operations of Da Capo and its subsidiaries which would reasonably have been expected to cause Granges not to enter into the Definitive Agreement. By executing this Agreement, each Shareholder who holds shares of Granges represents and warrants to Da Capo that such Shareholder has the sole right to vote his, her or its Shares at the Meeting. To such Shareholder's knowledge, Granges has not failed to disclose any material adverse information in regard to the operations of Granges and its subsidiaries which would reasonably have been expected to cause Da Capo not to enter into the Agreement.

2.2 Transfer of Shares. Each Shareholder who accepts this Agreement agrees with Granges and Da Capo that he, she or it will not during the term of this Agreement transfer or assign or agree to transfer or assign any of the Shares without the prior consent of Granges and Da Capo, which consent shall not be unreasonably withheld if it is sought for bona fide tax, estate or family asset planning purposes which does not prejudice, directly or indirectly, Granges or Da Capo; provided however that such consent is not necessary if the transfer is (i) to a holding company beneficially owned by the Shareholder; or (ii) a transfer by a Shareholder, which is a holding company, to a shareholder who controls the holding company, where such holding company or





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shareholder of such holding company, as the case may be, executes this
Agreement. Where the Shareholder is a corporation, family member or other entity and the employee which is associated with such corporation, family member or entity also executes such agreement, the employee agrees that except as hereinbefore contemplated:

                 (i) he or she will not transfer or assign or agree to transfer or assign and will cause any other person not to transfer or assign or agree to transfer or assign any shares of such corporation and not to transfer or assign or agree to transfer or assign any interests in such entity which owns securities of Granges or Da Capo; and

                 (ii) he or she will cause any family member not to transfer or assign or agree to transfer or assign any securities of Granges or Da Capo;

without the prior consent of Granges and Da Capo.

2.3 Shareholders Which are Not Individuals. Where the Shares are not owned by an employee of Granges or Da Capo or a subsidiary of Granges or Da Capo but are owned by a Shareholder which is a corporation, family member or other entity with whom such employee is associated, then the acceptance of this Agreement by such Shareholder shall be effective only if this Agreement is also executed by such employee. The execution of this Agreement by an employee of Granges or Da Capo or a subsidiary of Granges or Da Capo who is associated with the Shareholder which owns the Shares will also constitute an unconditional guarantee by such employee of the obligations of the Shareholder under this Agreement.

2.4 Acquired Shares. Each Shareholder agrees that any shares of Granges or Da Capo purchased or as to which the Shareholder acquires beneficial ownership after the execution of this Agreement, shall be subject to the terms of this Agreement to the





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same extent as if they constituted Shares.  Each Shareholder agrees not to purchase or sell any shares of Granges or Da Capo until the Amalgamation becomes effective or the Definitive Agreement is terminated.

2.5 Standstill. Granges agrees not to purchase or sell any shares of Da Capo until the Amalgamation becomes effective or the Definitive Agreement is terminated. Da Capo agrees not to purchase or sell any Shares of Granges until the Amalgamation becomes effective or the Definitive Agreement is terminated.

2.6 Disclosure. No disclosure of this Agreement and any resulting agreement shall be made by Granges, Da Capo or the Shareholders or any corporation, family member or other entity which is associated with the Shareholders except as may be required by applicable law or regulatory authorities. The parties shall coordinate the making and dissemination of any public announcement relating to the subject matter of this Agreement.

2.7 Time of the Essence. Time shall be of the essence of this Agreement.

2.8 Termination Date. It is intended that the Effective Date shall occur as soon as is practicable following receipt of the appropriate shareholder, court and regulatory approvals but not later than December 31, 1996 unless such date is extended under the Definitive Agreement.




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2.9              Counterparts.  This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.


                          -------------------------

                 If the terms and conditions of this letter are acceptable to you please indicate your acceptance by dating and signing the same as noted above.

                                    Yours very truly,

                                    GRANGES INC.


                                    By:
                                        ---------------------------

                                    DA CAPO RESOURCES LTD.


                                    By: /s/ ROSS BEATY
                                        ---------------------------

                          ------------------------


         We irrevocably agree with and accept the terms of this letter.



ATLAS CORPORATION
                                    /s/ ROSS BEATY
                                    -------------------------------
                                    ROSS BEATY

By:                                 416554 B.C. LTD.
   --------------------------

                                    By: /s/ ROSS BEATY
                                       ----------------------------

                                    KESTREL HOLDINGS LTD.


                                    By: /s/ ROSS BEATY
                                       ----------------------------





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